FOR IMMEDIATE RELEASE

Date:	October 1, 2018

Contact:	Anne-Marie Wright, Vice President, Corporate Communications

Phone:	(801) 208-4167 e-mail: awright@merit.com Fax: (801) 253-1688

MERIT MEDICAL SIGNS AGREEMENT
TO ACQUIRE CIANNA MEDICAL, INC.

SOUTH JORDAN, UTAH- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced that it has signed a definitive merger agreement to acquire Cianna Medical, Inc., headquartered in Aliso Viejo, California. The transaction has been approved by the board of directors of both companies, and is subject to the satisfaction or waiver (in accordance with the provisions of the merger agreement) of certain closing conditions, including the approval of Cianna Medical stockholders, clearance under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions. It is anticipated that the transaction will close during the fourth quarter of 2018.
The deal structure includes an upfront payment of $135 million with potential earn-out payments of an additional $15 million for achievement of supply chain and scalability metrics, and up to an additional $50 million for achievement of sales milestones.
Based on management’s current estimates, in 2019 the proposed transaction, if consummated, would be non-accretive to Merit earnings per share on a GAAP basis in the range of ($0.06-$0.10) per common share and accretive to Merit earnings per share on a non-GAAP basis in the range of $0.08-$0.13 per common share, with anticipated GAAP gross margins of 55-65% and non-GAAP gross margins of 70-75% on the Cianna Medical products, accretive to both Merit’s GAAP gross margin and non-GAAP gross margin in the range of 55-130 basis points, and add revenues in the range of $50-$56 million. NOTE: Non-GAAP earnings per share accretion and non-GAAP gross margin are non-GAAP financial measures. Information about how Merit uses non-GAAP measures in its business, and an explanation of how these measures relate to their most directly comparable GAAP financial measures, is included under the heading “Non-GAAP Financial Measures” below.
Cianna Medical is a leader in wire-free breast localization and has been focused on breast conservation for 11 years. Cianna Medical develops, manufactures and markets innovative medical products designed to reduce costs, improve quality and reduce the anxiety and stress breast cancer treatments place on women and their families. Its research, development and commercialization teams developed the first non-radioactive, wire-free breast localization system and the world’s only technology that utilizes RADAR in human tissue. Its SCOUT® and SAVI® Brachy technologies are FDA-cleared and address unmet needs in the delivery of radiation therapy, tumor localization and surgical guidance.

The SCOUT® device has grown from $1 million in revenues in its 2015 debut to a projected $29 million in revenues in 2018. Current estimated market share is approximately 5% with no revenues currently outside the United States.
“This transaction adds to Merit a technology leader in breast tumor localization that is precise, highly directional, and visible,” said Merit’s Chairman and Chief Executive Officer Fred P. Lampropoulos. “With more than 350 initiations and 45,000 wire-free localizations to date, the SAVI SCOUT® is complementary to Merit’s strategic biopsy initiatives. The product has FDA clearance and is the subject of a pending application for CE mark approval. We believe there are substantial global growth opportunities for the Cianna Medical products, especially considering Merit’s expansive global footprint.”
“Merit plans to keep substantially all of Cianna Medical’s commercial and R&D teams in place and to enhance overall coverage in areas currently underserved by Cianna Medical,”
Lampropoulos said. “We want to maintain the momentum of the Cianna Medical team while adding enhanced logistical and clinical support.”
“Additionally, Merit intends to market the SAVI® BRACHY, which uses thin tubes to deliver radiation to lumpectomy sites,” Lampropoulos said. “Merit only markets the catheter and is not involved in radiation seeds or the transport thereof. The product has both FDA clearance and CE mark approval. Merit’s medical advisors believe this is an underutilized technology.”
Cianna Medical President & CEO Jill Anderson said, “The planned merger is a fusion of shared values focused on addressing real healthcare needs that improve lives. Our companies share a rich history of developing technologies that put patients’ needs first. Merit Medical brings exceptional resources to the Cianna Medical team that will intensify its growth and broaden its focus beyond breast cancer. I am delighted that Mr. Lampropoulos will lead an efficient integration of our companies for the benefit of our employees, physicians, hospitals and the women we serve.”

Piper Jaffray & Co. and Raymond James & Associates acted as financial advisors to Merit, and J.P. Morgan Securities LLC acted as financial advisor to Cianna Medical. Parr Brown Gee & Loveless P.C. served as the legal advisor to Merit. Wilson Sonsini Goodrich & Rosati, P.C. served as legal advisor to Cianna Medical.

CONFERENCE CALL
Merit will host a conference call to discuss the proposed transaction (conference ID 3077047) today, Monday, October 1, 2018 at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 a.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

ABOUT MERIT
Founded in 1987, Merit Medical Systems, Inc. is engaged in the development, manufacture and distribution of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 300 individuals. Merit employs approximately 5,500 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Malvern, Pennsylvania; Rockland, Massachusetts; San Jose,

California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Markham, Ontario, Canada; Melbourne, Australia; Tokyo, Japan; and Singapore.

FORWARD-LOOKING STATEMENTS
Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit's forecasted plans, revenues, gross margins, financial results or anticipated or completed acquisitions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings with the Securities and Exchange Commission. Such risks and uncertainties include the following: the possibility that conditions to the closing of the proposed merger, including regulatory conditions, will not be satisfied; Merit's potential inability to successfully manage the proposed merger and integration of the two companies and achieve anticipated financial results, product development and other anticipated benefits; uncertainties as to whether Merit will achieve sales, gross margin, cost of goods sold, cash flow and other results from the proposed merger which are comparable to the experience of Cianna Medical; unknown costs and risks associated with the business and operations of Cianna Medical, Merit’s internal models or the projections in this release; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit or the business and operations proposed to be acquired; how the occurrence of any unanticipated event or cost in connection with the proposed transaction or subsequent integration of Cianna may affect Merit’s projected ability to comply with debt covenants; infringement of acquired technology or the assertion that acquired technology infringes the rights of other parties; the potential of fines, penalties or other adverse consequences if Merit's or Cianna Medical’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other countries; increases in the prices of commodity components; negative changes in economic and industry conditions in the United States or other countries; termination or interruption of relationships with Merit's or Cianna Medical’s suppliers, or failure of such suppliers to perform; the effects of fluctuations in exchange rates on projected financial results; development of new products and technology that could render Merit's or Cianna Medical’s products obsolete; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referred to in Merit's Annual Report on Form 10-K for the year ended December 31, 2017 and other materials filed with the Securities and Exchange Commission. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results, and Merit assumes no obligation to update or disclose revisions to those estimates.

NON-GAAP FINANCIAL MEASURES
Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referred to in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

•	non-GAAP gross margin;

•	non-GAAP earnings per share.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit's net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share and non-GAAP gross margin because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as new acquisitions, non-cash expenses related to amortization of previously acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions.

Non-GAAP Net Income
Non-GAAP net income is calculated by adjusting GAAP net income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization of acquired tangible and intangible assets, unusual compensation expenses or expenses resulting from non-ordinary course litigation, governmental proceedings or changes in tax regulations, as well as other items.

Non-GAAP Earnings Per Share
Non-GAAP earnings per share is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.
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